EXHIBIT 5

December 17, 2012

Archer-Daniels-Midland Company

4666 Faries Parkway

Decatur, Illinois 62526

Ladies and Gentlemen:

We are acting as counsel for Archer-Daniels-Midland Company, a Delaware corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-4 (such Registration Statement, as it may be amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and exchange of up to $570,425,000 aggregate principal amount of new 4.016% Debentures due 2043 (the “Exchange Debentures”) for a like aggregate principal amount of outstanding 4.016% Debentures due 2043 that have certain transfer restrictions (the “Original Debentures”). The Exchange Debentures are to be issued pursuant to an indenture (the “Indenture”) dated as of October 16, 2012 between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

We have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion, upon (a) the effectiveness of the Registration Statement under the Securities Act, (b) the completion of the exchange of the Original Debenture for the Exchange Debentures as provided in the Registration Statement, (c) the due execution and delivery of the Exchange Debentures, and (d) the due authentication by the Trustee of the Exchange Debentures pursuant to the Indenture, the Exchange Debentures will be valid and binding obligations of the Company, except that, to the extent it relates to the validity, binding effect or enforceability of provisions of any instrument or agreement, the foregoing opinion is limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, receivership and other laws of general application affecting the enforcement of creditors’ rights, and (ii) general equity principles, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law.

We have relied as to certain relevant facts upon certificates of and/or information provided by officers and employees of the Company as to the accuracy of such factual matters without independent verification thereof or other investigation. We have also relied, without investigation, upon the following assumptions: (a) natural persons acting on behalf of the Company have sufficient legal capacity to enter into and perform, on behalf of the Company, the transaction in question or carry out their role in it, (b) each party to any instrument or agreement relevant hereto other than the Company has satisfied those legal requirements that are applicable to it to the extent necessary to make such instrument or agreement enforceable against it, (c) each party to any instrument or agreement relevant hereto other than the Company has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such instrument or agreement against the Company, and (d) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, and each such document that is a copy conforms to an authentic original, and all signature on each such document are genuine.

Our opinion set forth above is limited to the law of the State of Minnesota, the General Corporation Law of the State of Delaware and the law of the State of New York, and we do not express any opinion herein concerning any other law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the prospectus included therein under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Exchange Debentures.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By: /s/ W. Morgan Burns